Exhibit 99.2
REDEMPTION AGREEMENT
     THIS REDEMPTION AGREEMENT (the “Agreement”) is made and entered into as of the 27th day of March, 2008, by and between MB CAPITAL PARTNERS, III, a South Dakota general partnership (the “Partnership”), and MATTHEW BUCKSBAUM, AS TRUSTEE OF THE MATTHEW BUCKSBAUM REVOCABLE TRUST (“MBRT”) and GENERAL GROWTH COMPANIES, INC., a Delaware corporation (“GGC” and, together with MBRT, collectively, the “Division B Participants” and each a “Division B Participant”).
W I T N E S S E T H:
     WHEREAS, the Partnership is a general partnership organized and existing under the laws of the State of South Dakota and constituted under a certain Second Amended and Restated Partnership Agreement dated August 1, 2007 (as amended, the “Partnership Agreement”); and
     WHEREAS, each Division B Participant is a participant in Division B of the Partnership entitled to the number of Division B Units set forth on attached Exhibit A (collectively, the “Division B Units”); and
     WHEREAS, the Partnership desires to redeem and purchase from the Division B Participants, and the Division B Participants desire to sell and transfer to the Partnership, all of the Division B Participants’ right, title and interest in and to the Units and Division B of the Partnership (collectively, the “Redeemed Interest”), on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
Redemption
     1.1 Redemption. Subject to the terms and conditions hereof, effective on the date hereof, Division B Participants shall sell to the Partnership, and the Partnership shall redeem and purchase from Division B Participants, all of Division B Participants’ right, title and interest in and to the Redeemed Interest, which Redeemed Interest includes any and all other rights and benefits to which the Division B Participants may be entitled as provided in the Partnership Agreement, together with any and all right, title and interest in any property, to which said Redeemed Interest may relate.
     1.2 Redemption Price. In consideration for the redemption of the Redeemed Interest, (a) the Partnership shall transfer and assign to MBRT on the date hereof 1,497,512 units of limited partnership interest in GGP Limited Partnership, a Delaware limited partnership (“GGPLP Units”), which consist of 1,361,373 Non-Rights Units (as defined below) previously contributed by MBRT (or its predecessor in interest) to the Partnership and an additional 136,139 Rights Units (as defined below) and (b) the Partnership shall transfer and assign to GGC 24,957.82 Rights Units which include 22,688.82 Rights Units previously contributed by GGC to the Partnership and an additional 2,269 Rights Units. For purposes hereof, (i) “Rights Units” shall mean GGPLP Units that are subject to, and entitled to the rights and benefits under, that certain Rights Agreement dated July 27, 1993 among General Growth Properties, Inc., a Delaware corporation (“GGPI”), and predecessors of the Partnership, as amended (the “Rights Agreement”) and that certain Registration Rights Agreement dated April 15, 1993 among GGPI, predecessors of the Partnership and others, as amended (the “Registration Rights Agreement”) and (ii) Non-Rights Units shall mean GGPLP Units that are not subject to, and do not have rights or benefits under, the Rights Agreement and/or the Registration Rights Agreement.
ARTICLE II
Representations and Warranties of Division B Participants
     Each Division B Participant represents and warrants to the Partnership as follows:
     2.1 Status. MBRT is a trust with full power and authority to enter into this Agreement and carry out the transactions contemplated hereby. GGC is a corporation duly formed under the laws of Delaware with full power and authority to enter into this Agreement and carry out the transactions contemplated hereunder.
     2.2 Authority Relative to Agreement, Etc. The execution, delivery and performance by Division B Participants of this Agreement and the other documents contemplated hereby have been duly authorized by all necessary action. This Agreement and each of the documents and instruments to be executed and delivered by Division B Participants hereunder have been, or upon the execution and delivery thereof as contemplated hereby will have been, duly executed and delivered by Division B Participants.
     2.3 Legal, Valid and Binding Obligations. This Agreement and each of the other documents to be executed and delivered by Division B Participants hereunder are, or upon the execution and delivery thereof as contemplated hereby will be, the legal, valid and binding obligations of Division B Participants, enforceable against them in accordance with their terms, except as enforceability may be limited or restricted by bankruptcy, insolvency, laws affecting creditors’ rights and matters that involve equitable principles or the discretion of courts (the “Enforceability Exceptions”).
     2.4 No Conflict. None of the execution, delivery and performance of this Agreement by each Division B Participant will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) any contract, agreement or other instrument to which such Division B Participant is a party or by which it or its property is bound or affected (other than the partnership agreement of the Partnership or any other document or instrument to which the Partnership is a party or by which it or any of its properties is bound or affected) or (b) any law, statute, rule, regulation, ordinance, writ, order or judgment to which such Division B Participant is subject or by which it or its property is bound or affected.

     2.5 Consents. No approval, consent, waiver or filing of or with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities, is required for the execution, delivery and performance of this Agreement by Division B Participants.
     2.6 Title to Interest; Liens and Encumbrances. Each Division B Participant is the legal and beneficial owner of its Redeemed Interest free and clear of all liens, options, claims, encumbrances and other security arrangements or restrictions of any kind.
     2.7 Legal Matters. There is no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best of Division B Participants’ knowledge, threatened against or involving Division B Participants which challenges the validity of this Agreement or any action taken or to be taken by Division B Participants pursuant to this Agreement or in connection with the transactions contemplated herein. Division B Participants are not subject to any judgment, order or decree entered into in any lawsuit or proceeding which will have an adverse effect on the transactions contemplated hereby.
     2.8 No Finder. Division B Participants have taken no action which would give to any person or entity a right to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.
ARTICLE III
Representations and Warranties of the Partnership
     The Partnership represents and warrants to Division B Participants as follows:
     3.1 Status. The Partnership is a partnership duly organized, validly existing and in good standing under the laws of South Dakota with full power, authority and capacity to execute, deliver and perform under this Agreement and carry out the transactions contemplated hereby.
     3.2 Authority Relative to Agreement; Etc. The execution, delivery and performance by the Partnership of this Agreement and all other agreements and documents contemplated hereby have been duly authorized by all necessary partnership action. This Agreement and each of the documents and instruments to be executed and delivered by the Partnership hereunder have been, or upon the execution and delivery thereof as contemplated hereby will have been, duly executed and delivered by the Partnership.
     3.3 Legal, Valid and Binding Obligations. This Agreement and each of the other documents to be executed and delivered by the Partnership hereunder are, or upon the execution and delivery thereof as contemplated hereby will be, the legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms except as enforceability may be limited or restricted by the Enforceability Exceptions.
     3.4 No Conflict. None of the execution, delivery and performance of this Agreement by the Partnership will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) the partnership agreement of the Partnership, (b) any other contract, agreement or other instrument to which the Partnership is a party or by which the Partnership or any of its property is bound or affected or (c) any law, statute, rule, regulation, ordinance, writ, order or judgment to which the Partnership is subject or by which it or any of its property is bound or affected.
     3.5 Consents. No approval, consent, waiver or filing of or with any third party, including but not limited, to, any governmental bodies, agencies or instrumentalities, is required for the execution, delivery and performance of this Agreement by the Partnership other than approvals, consents, waivers or filings which have been obtained or completed prior to the date hereof.
     3.6 Legal Matters. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best of the Partnership’s knowledge, threatened against or involving the Partnership which will or is likely to have an adverse effect upon the Interest or the transactions contemplated hereby or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Partnership pursuant to this Agreement or in connection with the transactions contemplated herein. The Partnership is not subject to any judgment, order or decree entered into in any lawsuit or proceeding which may have an adverse effect on the Interest or the transactions contemplated hereby.
     3.7 No Finder. The Partnership has taken no action which would give to any person or entity a right to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.
ARTICLE IV
Survival of Representations and
Warranties; Indemnification; Waiver and Release
     4.1 Survival of Representations and Warranties Herein and in Closing Documents. All representations, warranties and covenants contained herein shall survive indefinitely.
     4.2 Indemnification.
          (a) Indemnification by Division B Participants. Subject to the terms of this Article IV, Division B Participants covenant and agree to indemnify and hold the Partnership and its agents, affiliates and partners (and their respective partners, employees and agents) (all of such persons, collectively, the “Partnership Indemnified Parties”) harmless from and against any loss, damage or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) (a “Loss”) suffered by any Partnership Indemnified Party which arises out of or results from:
          (i) any breach by Division B Participants of this Agreement or any other document or instrument executed pursuant hereto or in connection herewith other than a breach caused by any Partnership Indemnified Party; or

          (ii) any inaccuracy in any of the representations and warranties made by Division B Participants in this Agreement except where the event or circumstances giving rise to such inaccuracy is caused by any Partnership Indemnified Party.
          (b) Indemnification by the Partnership. Subject to the terms of this Article IV, the Partnership covenants and agrees to indemnify and hold Division B Participants and their agents and affiliates (all of such persons, collectively, the “Division B Participants Indemnified Parties”) harmless from and against any Loss suffered by any Division B Participants Indemnified Party which arises out of or results from:
          (i) any breach by the Partnership of this Agreement or any other document or instrument executed pursuant hereto or in connection herewith other than a breach caused by any Division B Participants Indemnified Party; and
          (ii) any inaccuracy in any of the representations or warranties made by the Partnership in this Agreement except where the event or circumstances giving rise to such inaccuracy is caused by any Division B Participants Indemnified Party.
     4.3 Waiver and Release.
          (a) Division B Participants hereby fully and forever releases and discharges the Partnership and the partners of the Partnership and their respective partners, employees, agents and affiliates (collectively, the “Division B Participants Releases”) from any and all duties, liabilities, obligations, claims, damages, demands, rights of action or causes of action, known or unknown, anticipated or unanticipated, resulting from, arising out of or relating to the Partnership or the Redeemed Interest. Further, Division B Participants do hereby fully and forever waive any and all of such duties, liabilities, obligations, claims, damages, demands, rights of action or causes of action and agrees not to file or lodge, or permit to be filed or lodged, any charge, complaint, action or proceeding against any of the Division B Participants Releases with respect thereto. Notwithstanding anything to the contrary contained herein, this waiver and release shall not apply with respect to any losses, claims, damages, demands, rights of action or causes of action of Division B Participants either relating to any representation, warranty or covenant of the Partnership contained herein (including the covenant to pay the Redemption Price) or in any other document executed in connection herewith or for which Division B Participants are entitled to indemnification hereunder.
          (b) The Partnership hereby fully and forever releases and discharges Division B Participants and their respective trustees, agents and affiliates (collectively, the “the Partnership Releasees”) from any and all duties, liabilities, obligations, claims, damages, demands, rights of action or causes of action, known or unknown, anticipated or unanticipated, resulting from, arising out of or relating to the Partnership or the Redeemed Interest. Further, the Partnership does hereby fully and forever waive any and all of such duties, liabilities, obligations, claims, damages, demands, rights of action or causes of action and agrees not to file or lodge, or permit to be filed or lodged, any charge, complaint, action or proceeding against any of the Partnership Releases with respect thereto. Notwithstanding anything to the contrary contained herein, this waiver and release shall not apply with respect to any losses, claims, damages, demands, rights of action or causes of action of the Partnership either relating to any representation, warranty or covenant of Division B Participants contained herein or in any document executed in connection herewith or for which the Partnership is entitled to indemnification hereunder.
     4.4 Termination of Relationship. From and after the date hereof, Division B Participants shall cease to be partners or owners of, or have any beneficial interest in, directly or indirectly, the Redeemed Interest or the Partnership and the Division B Participants shall have no right to receive any distributions from the Partnership or otherwise in respect of the Redeemed Interest or the Partnership. Division B Participants acknowledge that the Partnership and/or the partners of the Partnership may from time to time engage in one or more transactions that could result in sale, exchange or refinancing proceeds attributable to the Redeemed Interest that exceed the Redemption Price, and Division B Participants waive and relinquish any right to participate in any such transactions in any way related to the Redeemed Interest or the business or properties of the Partnership.
ARTICLE V
Miscellaneous Provisions
     5.1 Entire Agreement; Amendment and Modification. This Agreement (including any other documents, instruments and certificates delivered pursuant to the terms hereof) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements or understandings, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.
     5.2 Waiver of Compliance. The failure of any party hereto to comply with any obligation, covenant, agreement or condition hereof or any inaccuracy, inadequacy, mistake or misstatement in any representation or warranty herein may be expressly waived in writing by any duly authorized officer of the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     5.3 Expenses. Except as otherwise provided herein, Division B Participants agrees that all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby shall be borne by Division B Participants, and the Partnership agrees that all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby shall be borne by the Partnership, including in each case, without limitation, all fees of counsel and other consultants and representatives.
     5.4 Notices. All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing and shall be given as provided in the Partnership Agreement.
     5.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign this Agreement or its rights hereunder without the written consent of the other parties hereto, which consent may be given or withheld in the sole discretion of such other parties.
     5.6 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.
     5.7 Governing Law. This Agreement and all rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of South Dakota.
     5.8 Trustee Liability. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained herein shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability of any party which is a trust shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PARTNERSHIP:				DIVISION B PARTICIPANTS:

MB CAPITAL PARTNERS III,				MATTHEW BUCKSBAUM REVOCABLE TRUST
a South Dakota general partnership

By:	MBA Trust, a partner

	By:	General Trust Company,		By:	/s/ Matthew Bucksbaum

		its trustee			Matthew Bucksbaum, Trustee

		By:	/s/ E. Michael Greaves	GENERAL GROWTH COMPANIES,

			E. Michael Greaves,	INC., a Delaware corporation
Vice President

				By:	/s/ Matthew Bucksbaum

EXHIBIT A

Division B Participants	Division B Units
Matthew Bucksbaum Revocable Trust	1,497,512.00
General Growth Companies, Inc.	24,957.82

A-1